UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  07/20/2004

OYO GEOSPACE CORP
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  333-36727

DE	76-0447780
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

7007 Pinemont Drive
Houston, TX 77040
(Address of Principal Executive Offices, Including Zip Code)

(713) 986-4444
(Registrant’s Telephone Number, Including Area Code)

Items to be Included in this Report

Item 5.    Other events and Regulation FD Disclosure

On July 20, 2004, OYO Geospace Corporation issued a press release regarding the election of Mr. William H. "Hank" Moody and Mr. Ryuzo Okuto to fill the vacancies left by the resignations of Mr. Satoru Ohya and Mr. Ernest Hall Jr., who resigned from the board effective July 20, 2004. The board changes were related to new NASDAQ and Sarbanes-Oxley Act requirements. The press release is attached hereto as Exhibit 99.1. The foregoing description is qualified by reference to such exhibit.

Item 7.    Financial statements and exhibits

Exhibit 99.1 Press Release dated July 20, 2004.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

OYO GEOSPACE CORP

Date: July 21, 2004.	By:	/s/ Thomas T. McEntire
Thomas T. McEntire
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release